UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 24, 2024
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This current report on Form 8-K/A ("Amendment") is filed to amend the Current Report on Form 8-K filed by S&T Bancorp Inc. ("S&T") with the Securities and Exchange Commission (“SEC”) on January 24, 2024 ("Original 8-K"). This Amendment is being filed solely to update disclosures under Item 5.02 (d) that were not yet determined at the time the Original 8-K was filed. The disclosures included in Item 5.02 (d) of the Original 8-K are hereby supplemented and amended by the disclosures contained in Item 5.02 (d) of this amendment. No other changes have been made to the Original Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) As previously reported in the Original 8-K, on January 24, 2024, the Board of Directors (the "Board") of S&T appointed Bhaskar Ramachandran to serve on the Board, effective immediately. Mr. Ramachandran was also appointed as a director of S&T Bank, effective immediately. At the time of Mr. Ramachandran's appointment, the committees of the Board on which he would serve had not yet been determined.
On May 14, 2024, the Board appointed Mr. Ramachandran to serve as a member of the Nominating and Corporate Governance Committee and as a member of the Risk Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
May 15, 2024	Mark Kochvar Senior Executive Vice President, Chief Financial Officer